AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2008

Registration No. 333-142730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM SB-2

ON FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

OmniComm Systems, Inc.

(Name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

541511

(Primary Standard Industrial Classification Code Number)

11-3349762

(I.R.S. Employer Identification No.)

2101 Commercial Blvd.

Suite 4000

Ft. Lauderdale, Florida 33309

954.473.1254

(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to

Ronald T. Linares, Chief Financial Officer

2101 Commercial Blvd.

Suite 4000

Ft. Lauderdale, Florida 33309

(954) 473-1254

and

Schneider Weinberger & Beilly, LLP

2200 Corporate Boulevard, N.W.

Suite 210

Boca Raton, FL 33431

(561) 362-9595

Attention: Roxanne K. Beilly, Esq.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934. (Check one):

Large Accelerated Filer  ☐                                                                           Accelerated  Filer   ☐

Non-Accelerated Filer  ☐ (Do not check if a small reporting company)    Small Reporting Company  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

The Registrant previously filed with the Securities and Exchange Commission (the “Commission”), and the Commission declared effective, a registration statement on Form SB-2, Registration No. 333-142730 (the “Registration Statement”), for the registration of the resale of 36,516,808 shares of our common stock, by certain selling stockholders, which included 20,996,958 shares outstanding and 15,519,850 shares issuable upon conversion or exercise of our Series C Preferred Stock, warrants, and Placement Agent Unit Options. A portion of the common stock was sold pursuant to the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (“Registration Statement”) on Form S-1 (“Post-Effective Amendment No. 1”) is being filed to terminate the Registration Statement and deregister the shares of the common stock that were registered under the Registration Statement which remain unsold under the Registration Statement as of the date hereof. No shares of common stock shall remain available for sale pursuant to this Registration Statement, effective as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Lauderdale, State of Florida, on May 12, 2008.

OMNICOMM SYSTEMS, INC.

BY:	/s/ Cornelis F. Wit
Cornelis F. Wit
Chief Executive Officer, (Principal Executive Officer), President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE
/s/ Cornelis F. Wit Cornelis F. Wit	Chief Executive Officer, (Principal Executive Officer), President and Director	May 12, 2008

/s/ Randall G. Smith Randall G. Smith	Chairman of the Board and Chief Technology Officer	May 12, 2008

/s/ Ronald T. Linares Ronald T. Linares	Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2008

/s/ Guus van Kesteren Guus van Kesteren	Director	May 12, 2008

/s/ Matthew D. Veatch Matthew D. Veatch	Director	May 12, 2008

/s/ Fernando Montero Fernando Montero	Director	May 12, 2008